UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2021

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
1-9516	ICAHN ENTERPRISES L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 16690 Collins Avenue, PH-1 Sunny Isles Beach, FL 33160 (305) 422-4100	Delaware	13-3398767

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Depositary Units of Icahn Enterprises L.P. Representing Limited Partner Interests	IEP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2021, Icahn Enterprises L.P. (the “Icahn Enterprises”) announced the appointment of David Willetts as President and Chief Executive Officer of Icahn Enterprises, Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) and Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), the general partner of Icahn Enterprises and Icahn Enterprises Holdings, effective as of November 8, 2021 (the “Effective Date”). Prior to his appointment as President and Chief Executive Officer, Mr. Willetts has served as the Chief Financial Officer of Icahn Enterprises, Icahn Enterprises Holdings and Icahn Enterprises GP, and as a member of the Board of Directors of Icahn Enterprises GP (the “Board of Directors”), since June 7, 2021. Biographical and other information regarding Mr. Willetts is included in the Current Report on Form 8-K filed by Icahn Enterprises and Icahn Enterprises Holdings on May 17, 2021, and is incorporated by reference herein.

Mr. Willetts will succeed Aris Kekedjian as President and Chief Executive Officer. Mr. Kekedjian has resigned from those positions concurrently with Mr. Willetts ’ appointment, and has resigned from the Board of Directors, both effective as of November 5, 2021. In connection with his resignation, Mr. Kekedjian entered into a separation agreement with Icahn Enterprises (the “Separation Agreement”), pursuant to which he will be entitled to any payments due to him under his Offer Letter previously entered into with Icahn Enterprises, dated April 4, 2021 (the “Offer Letter”), based on a termination without cause. Accordingly, pursuant to the Separation Agreement, Mr. Kekedjian will be entitled to (a) a lump sum payment in the amount of $1,090,410, less applicable tax and payroll withholdings, which represents the payment of his pro-rated bonus for 2021 in accordance with the terms of the Offer Letter (b) vesting of 23,506 deferred units (the “Vested Units”) granted under the Deferred Unit Agreement pursuant to the Icahn Enterprises L.P. 2017 Long-Term Incentive Plan, less applicable tax and payroll withholdings, which represents the pro-rated vesting of deferred units pursuant to the terms of the Offer Letter and the award agreement with respect to the Vested Units (the “Award Agreement”) and may be settled in units or cash, and (c) a lump sum payment of $141,036, less applicable tax and payroll withholdings, which represents the cash dividend equivalents with respect to the Vested Units payable under the Award Agreement. Payment of these amounts and receipt of these benefits is subject to Mr. Kekedjian’s execution and non-revocation of the Separation Agreement. Mr. Kekedjian will be subject to confidentiality covenants, as well as a 12-month post-termination covenant not to compete or to solicit employees or customers. The above description of the Separation Agreement is a summary and is qualified to the full text of the agreement, which will be filed with Icahn Enterprises’ Annual Report on Form 10-K for the year ending December 31, 2021.

Mr. Kekedjian’s resignation was not the result of any disagreement with Icahn Enterprises, Icahn Enterprises Holdings or Icahn Enterprises GP on any matter relating to operations, policies or practices.

Other than as described or incorporated by reference herein, there are no arrangements or understandings between Mr. Willetts and any other persons pursuant to which he was selected as President and Chief Executive Officer and as a director of the Board of Directors, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Also on November 8, 2021, Icahn Enterprises announced the appointment of Ted Papapostolou as Chief Financial Officer of Icahn Enterprises, Icahn Enterprises Holdings, and Icahn Enterprises GP, effective as of the Effective Date, succeeding Mr. Willetts in that role. Prior to his appointment as Chief Financial Officer, Mr. Papapostolou has served as Chief Accounting Officer since March 2020 and as Secretary since April 2020, and he will continue in those roles following his appointment as Chief Financial Officer. Biographical and other information regarding Mr. Papapostolou is included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed by Icahn Enterprises and Icahn Enterprises Holdings on February 26, 2021, and is incorporated by reference herein.

Other than as described or incorporated by reference herein, there are no arrangements or understandings between Mr. Papapostolou and any other persons pursuant to which he was selected as Chief Financial Officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 8, 2021, Icahn Enterprises issued a press release announcing the appointment of Mr. Willetts as President and Chief Executive Officer, and of Mr. Papapostolou as Chief Financial Officer. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press Release dated November 8, 2021.

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Ted Papapostolou
Chief Financial Officer

Date:   November 8, 2021

ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Ted Papapostolou
Chief Financial Officer

Date:   November 8, 2021

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